Exhibit 99.1

SAFEGUARD MEDIA CONTACT:	INVESTOR CONTACT:
Ed Callahan	Kris Block
(610) 293-0600	(610) 293-0600

SAFEGUARD ANNOUNCES SECOND QUARTER RESULTS
and Continued Progress in its Operating Company Evolution

Wayne, PA, July 30, 2003 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in building and operating technology companies, today announced its operating results for the second quarter ended June 30, 2003.

“We continued to make progress implementing our strategy of evolving to an operating company during the second quarter,” said Anthony L. Craig, Safeguard’s President and Chief Executive Officer. “We are encouraged with our pace of monetization activities as we continue to nurture our strategic initiatives.”

Financial Highlights

Safeguard’s consolidated revenue for the second quarter of 2003 was $419 million, compared with $453 million for the second quarter of 2002. The decline is due to a decrease in revenue at CompuCom, partially offset by the inclusion of Alliance Consulting’s revenue subsequent to the acquisition in 2002.

For the quarter ended June 30, 2003, Safeguard reported a net loss of ($3.2) million, or a diluted loss per share of ($0.03), compared with a net loss of ($33.9) million, or a ($0.29) diluted loss per share in the second quarter of 2002. For the six months ended June 30, 2003, Safeguard reported a net loss of ($18.7) million or a diluted loss per share of ($0.17), compared with a net loss of ($74.6) million, or a diluted loss per share of ($0.65) in the same period of 2002 (excluding the cumulative effect of change in accounting principle). Including the cumulative change in accounting principle, the loss in 2002 was ($96.0) million, or a diluted loss per share of ($0.83). Included in the results for the three and six months ended June 30, 2003 is $12.6 million of gains related to the sales of three legacy companies, including sales of our shares of Pac-West and DocuCorp and the sale of a portion of our shares in Internet Capital Group.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

As of June 30, 2003, Safeguard’s parent company cash balance was $119 million and the market value of its ownership of public company marketable securities was $220 million. Safeguard’s parent company cash balance was $133 million and the market value of its public company marketable securities was $232 million as of July 29, 2003.

“We strengthened our balance sheet, demonstrated our ability to realize value from our legacy companies and progressed in our transition to our operating company model,” noted Chris Davis, Managing Director and CFO. “It was a solid quarter with measurable progress.”

Web Cast
Safeguard will host a Web cast on July 31, 2003 at 9:00 a.m. ET to discuss second quarter 2003 results. You can access the Web cast, which will be accompanied by slides, at the Safeguard Web site at www.safeguard.com. The conference call is also available via a toll-free number. For listen only access, please call the toll-free number 877-818-2521 by 8:55 a.m.

About Safeguard (www.safeguard.com)
Safeguard Scientifics, Inc. (NYSE: SFE) is an operating company creating long-term value by taking controlling interest in and developing its companies through superior operations and management. Safeguard operates businesses that provide business decision and life science software-based product and service solutions.

Forward-Looking Statements
The statements contained in this press release and attachments that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including risks associated with the uncertainty of future performance of our companies, acquisitions of additional companies and dispositions of companies, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, our ability to execute our business strategy and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Revenue	$419,212	$452,852	$789,911	$803,656
Total operating expenses	429,126	459,922	811,058	819,622

	(9,914)	(7,070)	(21,147)	(15,966)
Other income (loss), net	12,881	(3,397)	17,072	(8,928)
Impairment — related party	—	—	(659)	—
Interest Income	853	2,307	1,885	4,327
Interest and financing expense	(3,477)	(5,558)	(6,921)	(13,023)

Income (loss) before income taxes, minority interest, equity loss and cumulative effect of change in accounting principle	343	(13,718)	(9,770)	(33,590)
Income tax expense	(1,465)	(1,944)	(2,857)	(3,062)
Minority interest	107	(608)	97	(1,449)
Equity loss	(2,135)	(17,639)	(6,159)	(36,546)

Net loss before cumulative effect of change in accounting principle	(3,150)	(33,909)	(18,689)	(74,647)
Cumulative effect of change in accounting principle (a)	—	—	—	(21,390)

Net loss	$(3,150)	$(33,909)	$(18,689)	$(96,037)

Basic loss per share
Prior to cumulative effect of change in accounting principle	$(0.03)	$(0.29)	$(0.16)	$(0.64)
Cumulative effect of change in accounting principle	—	—	—	(0.18)

	$(0.03)	$(0.29)	$(0.16)	$(0.82)

Diluted loss per share
Prior to cumulative effect of change in accounting principle	$(0.03)	$(0.29)	$(0.17)	$(0.65)
Cumulative effect of change in accounting principle	—	—	—	(0.18)

	$(0.03)	$(0.29)	$(0.17)	$(0.83)

Weighted average shares outstanding — basic and diluted	118,348	117,572	118,256	117,548

(a)	We adopted the provisions of SFAS 142, “Goodwill and Other Intangible Assets” which required that transitional impairment losses for goodwill, and negative goodwill be included as a cumulative change as of January 1, 2002.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2003	2002

	(unaudited)
Assets
Current Assets
Cash, restricted cash and short-term investments — Parent	$119,291	$126,334
Cash and cash equivalents — Subsidiaries	136,093	142,065
Accounts receivable	183,764	179,668
Inventories	29,312	30,181
Trading securities	1,642	832
Available-for-sale securities	11,813	—
Prepaid expenses and other current assets	13,764	13,045

Total current assets	495,679	492,125
Property and equipment, net	36,289	38,610
Ownership interests in and advances to affiliates	66,069	74,859
Available-for-sale securities	—	4,548
Intangible assets, net	14,554	18,580
Goodwill, net	213,672	206,815
Deferred taxes	496	1,210
Other	27,257	31,919

Total Assets	$854,016	$868,666

Liabilities and Shareholders’ Equity
Total current liabilities	$238,013	$249,979
Long-term debt	1,976	1,998
Minority interest	135,961	130,384
Other long-term liabilities	14,199	14,032
Convertible subordinated notes (5%, due June 2006)	200,000	200,000
Total shareholders’ equity	263,867	272,273

Total Liabilities and Shareholders’ Equity	$854,016	$868,666

Certain prior year amounts have been reclassified to conform to the current year presentation.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Results of Segment Operations
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Summary
Strategic Initiative	$(10,481)	$(6,982)	$(18,182)	$(13,734)
Legacy	12,858	(20,953)	13,433	(45,701)
CompuCom	3,377	4,987	6,823	7,868

Total segments	5,754	(22,948)	2,074	(51,567)
Corporate operations	(7,439)	(9,017)	(17,906)	(20,018)
Income tax expense	(1,465)	(1,944)	(2,857)	(3,062)

	(3,150)	(33,909)	(18,689)	(74,647)
Cumulative effect of change in accounting principle	—	—	—	(21,390)

	$(3,150)	$(33,909)	$(18,689)	$(96,037)

Strategic Initiative
Revenue	26,720	11,999	58,415	20,710
Net Loss	(10,481)	(6,982)	(18,182)	(13,734)
Legacy
Revenue	14,678	14,719	23,297	29,819
Net income (loss)	12,858	(20,953)	13,433	(45,701)
Compucom
Revenue	377,728	426,142	708,025	753,090
Net income	3,377	4,987	6,823	7,868

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com